Exhibit 5.1

June 9, 2020

BancPlus Corporation
1068 Highland Colony Parkway
Ridgeland, MS 39157

Ladies and Gentlemen:

We have acted as Mississippi counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission relating to the offer and sale by you of up to 2,000,000 shares of common stock, par value $1.00 per share (the “Shares”), of BancPlus Corporation, a Mississippi corporation (the “Company”), that are available for issuance under the BancPlus Corporation Employee Stock Ownership Plan (with Code Section 401(k) Provisions) (the “Plan”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including: (i) the Registration Statement, (ii) the Plan, (iii) certain resolutions adopted by the board of directors, and (iv) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion. As to any facts material to our opinions, we have made no independent investigation or verification of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of officers or other representatives of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance in accordance with the terms of the Plan and approval of the Board of Directors, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the laws of the State of Mississippi as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein. The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The foregoing opinions are given as of the date hereof and based solely on our understanding of facts in existence as of such date after the aforementioned examination, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the use of this opinion as an exhibit to the Registration Statement.

Sincerely yours,

/s/ Jones Walker LLP